EXHIBIT 99.1

Westport Resources Corporation
1670 Broadway, Suite 2800
Denver, CO 80202

Westport Reaffirms 2004 Capital Budget and Guidance

Denver, Colorado – February 19, 2004 – Westport Resources Corporation (NYSE: WRC) has reaffirmed its operational and financial guidance for 2004, previously released on December 3, 2003. The guidance was reaffirmed during Westport’s fourth quarter and full year 2003 earnings and operations conference call held on February 18, 2004. The Company’s projected production and cost structure per Mcfe remains unchanged at the following ranges:

Production (Mmcfe/d)	550 - 590
Lease operating expense	$0.57 - $0.63
Transportation expense	$0.09 - $0.12
General and administrative expense	$0.17 - $0.19
Interest expense	$0.25 - $0.35
Depletion, depreciation and amortization expense	$1.60 - $1.80

Westport estimates 73% of its 2004 production will be natural gas. These estimates do not assume property acquisitions or divestitures. The Company anticipates oil and natural gas price realizations to be between 90% and 93% of NYMEX prices and production taxes to average between 6% and 7% of pre-hedged oil and natural gas sales.

Assuming 2004 NYMEX prices of $24.00 per barrel of oil and $4.00 per Mmbtu of natural gas, Westport expects capital expenditures during 2004 to be $370 million, with approximately 73% allocated for exploitation and 27% allocated for exploration. The Company does not budget or plan for acquisitions, which have historically been a major part of the Company’s growth strategy, and accordingly, the capital budget and all guidance estimates could be materially affected by such transactions, if any. Westport intends to fund its 2004 capital spending with internally generated cash flows.

A digitized replay of the conference call is available for two weeks following the February 18, 2004, live broadcast at 800-405-2236 (US/Canada) or 303-590-3000 (International) and can be accessed by using the passcode 570584#. In addition, the conference call may be listened to over the Internet from the Investor Relations-Webcast Presentation tab on Westport’s website at www.westportresourcescorp.com.

Westport is an independent energy company engaged in oil and natural gas exploitation, acquisition and exploration activities primarily in the Rocky Mountains, Permian Basin/Mid-Continent, the Gulf Coast and offshore Gulf of Mexico.

Contact information: Lon McCain or Jonathan Bloomfield at (303) 573-5404.

Forward — Looking Statements
 This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact, such as anticipated production, estimated reserve ratios, estimated expenses, estimated prices and basis differentials, estimated debt and staffing levels, projected cash flow and capital expenditures, projected drilling and development activity and projected capital allocations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. There are many factors that could cause forward-looking statements not to be correct, including the risks and uncertainties inherent in the Company’s business and other cautionary statements set forth in the filings of the Company with the Securities and Exchange Commission, including, without limitation, the Company’s most recent Annual Report on amended Form 10-K. These risks include, among others, oil and gas price volatility, availability of services and supplies, operating hazards and mechanical failures, uncertainties in the estimates of proved reserves and in projections of future rates of production and timing of development expenditures, environmental risks, regulatory changes, general economic conditions, risks of assimilating acquired properties and the actions or inactions of third-party operators. The Company does not undertake any obligation to update any forward-looking statements contained in this release.